EXHIBIT 3.74
CERTIFICATE OF INCORPORATION
OF
SPECIALTY HEALTHCARE SERVICES, INC.
     1. The name of the corporation is:
          SPECIALTY HEALTHCARE SERVICES, INC.
     2. The address of the registered office of the corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover 19904, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.
     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     4. The total number of shares of stock which the corporation shall have authority to issue is Ten Thousand (10,000) and the par value of each such share is One Cent ($.01) amounting in the aggregate to One Hundred Dollars ($100.00).
     5. The name and mailing address of the incorporator who shall serve until the certificate of incorporation has been filed is:
Roger A. Klein, Esq.
Howrey & Simon
1299 Pennsylvania Ave., N.W.
Washington, D.C. 20004
     6. The name of the individuals who will serve as directors until their successors are elected and duly qualified are:
Howard B. Finkel
Lawrence M. Reiff
John K. Harrison

     7. No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.
     8. The Corporation shall have perpetual existence.
     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunder set may hand this 26th day of August, 1994.

/s/ Roger A. Klein
Roger A. Klein

2

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
SPECIALTY HEALTHCARE SERVICES, INC.
     Specialty Healthcare Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”)
     DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:
RESOLVED, that the Certificate of Incorporation of Specialty Healthcare Services, Inc. be amended by changing the first Article thereof so that, as amended, said Article shall be and read as follows:
1.	The name of the Corporation is SPECIALTY HEALTHCARE MANAGEMENT, INC.
     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by Howard Finkel, its President, and attested to by John K. Harrison, its Secretary, this 30th day of November, 1994.

/s/ Howard B. Finkel
HOWARD B. FINKEL
President

ATTEST:

/s/	John K. Harrison

John K. Harrison
Secretary

2

SPECIALTY HEALTHCARE MANAGEMENT, INC .
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
     The undersigned officer of Specialty Healthcare Management, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
     1. That the sole Director of the Corporation, by written consent and in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted resolutions proposing and declaring it to be advisable that Paragraphs 1 and 2 of the Certificate of Incorporation of the Corporation be amended as set forth in Exhibit “A” attached hereto (the “Amendments”) and directed that the Amendments be submitted to the sole stockholder of the Corporation entitled to vote thereon for its consideration and approval.
     2. That the sole stockholder of the Corporation entitled to vote thereon approved and adopted the Amendments by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, the undersigned officer of the Corporation does hereby certify that this Certificate of Amendment is the act and deed of the Corporation and the facts stated herein are true and accordingly has hereunto set his hand as of the 11th day of August, 1997.

SPECIALTY HEALTHCARE MANAGEMENT, INC.
By:	/s/ James W. McAtee
James W. McAtee,
Executive Vice President - Finance & Administration

EXHIBIT A
RESOLVED, that the name of the Corporation be changed to “Specialty Rehab Management, Inc.” and that Paragraph 1 of the Certificate of Incorporation of the Corporation be amended in its entirety to read as follows:
     The name of the corporation is Specialty Rehab Management, Inc.
FURTHER RESOLVED, that the registered agent and registered office of the Corporation in the State of Delaware be changed to The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and that Paragraph 2 of the Certificate of Incorporation be amended to read in its entirety as follows:
The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801; and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
SPECIALTY REHAB MANAGEMENT, INC.
     SPECIALTY REHAB MANAGEMENT, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said corporation, by written consent of its sole member, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Certificate of Incorporation of Specialty Rehab Management, Inc. be amended by changing Paragraph 1 thereof so that, as amended, said Paragraph shall be and read as follows:
“The name of the corporation is Horizon Health Physical Rehabilitation Services, Inc.”
     SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, said Specialty Rehab Management, Inc. has caused this certificate to be signed by Frank J. Baumann, President, this the 10th day of July, 2004.

SPECIALTY REHAB MANAGEMENT, INC.
By:	/s/ Frank J. Baumann
Frank J. Baumann, President